EXECUTION VERSION SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT, CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT P A R T I E S: This SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT, CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Second Forbearance Agreement”) is dated, effective as of April 30, 2019 (subject to satisfaction of each condition precedent set forth at Section 4 hereof, the “Effective Date”), among NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (the “Borrower”), NOBILIS HEALTH CORP., a British Columbia corporation (the “Parent”), NORTHSTAR HEALTHCARE HOLDINGS, INC., a Delaware corporation (“Holdings”), the other Loan Parties (as defined in the Credit Agreement (defined below)) party hereto, COMPASS BANK (in its individual capacity, “Compass Bank”), in its capacity as Swingline Lender, LC Issuing Lender and the Administrative Agent (in such capacity for itself and the other Lenders, the “Administrative Agent”), and the Lenders party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below. R E C I T A L S: A. WHEREAS, the Borrower, the Parent, Holdings, the other Loan Parties party thereto, the Lenders party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of October 28, 2016 (as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of March 3, 2017, as further amended by Amendment No. 2 to Credit Agreement, dated as of November 15, 2017, as further amended by the Second Limited Conditional Waiver and Amendment No. 3 to Credit Agreement, dated effective as of December 31, 2018, and as from time to time further amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”); B. WHEREAS, the Loan Parties acknowledge and agree that certain Events of Default as described below (collectively, the “Specified Defaults”) have occurred and are continuing under Section 8.1 of the Credit Agreement due to the Borrower’s failure to comply with (i) the financial covenants in Section 7.11(a) and Section 7.11(b) of the Credit Agreement (due to adjustments to the Borrower’s accounts receivable as communicated to the Lenders in the Borrower’s presentation, dated November 14, 2018, and by Borrower’s financial advisors in their interim report, dated December 28, 2018, which accounts receivable adjustments and fiscal period of adjustments are subject to final determination by the Borrower) and (ii) the restrictions on Restricted Payments contained in Section 7.6 of the Credit Agreement due to certain Restricted Payments made to non-Loan Parties prior to November 15, 2018; C. WHEREAS, the Administrative Agent maintains that the Borrower failed to comply with the requirements of the following (collectively the “Disputed Specified Defaults”), while the Loan Parties maintain that the following Disputed Specified Defaults are not Events of Default under the Credit Agreement: (i) the requirements of Section 6.12(a) of the Credit Agreement in respect of NHC Network, LLC; and (ii) the requirement of Nobilis Vascular Texas, LLC to make payments when due under that certain Convertible Promissory Note, dated March 8, 2017, executed by Nobilis Vascular Texas, LLC and made payable to the order of Carlos R. Hamilton III, M.D.; SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 1 502196916 v6 1205867.00001

D. WHEREAS, as a result of the Specified Defaults, the Administrative Agent has the right to exercise all rights and remedies available to it under the Credit Agreement, the other Loan Documents and applicable law; E. WHEREAS, the Loan Parties, the Administrative Agent and certain of the Lenders party thereto entered into that certain Limited Waiver to Credit Agreement, dated effective as of November 15, 2018 (the “First Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the First Limited Waiver, those certain Specified Defaults (as defined in the First Limited Waiver) were temporarily waived for the Waiver Period set forth therein (as defined in the First Limited Waiver, the “First Waiver Period”); F. WHEREAS, the Loan Parties, Administrative Agent and certain of the Lenders party thereto entered into that certain Second Limited Conditional Waiver and Amendment No. 3 to Credit Agreement, dated effective as of December 31, 2018 (the “Second Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the Second Limited Waiver, those certain Specified Defaults (as defined in the Second Limited Waiver) were temporarily waived for the Second Waiver Period set forth therein (as defined in the Second Limited Waiver, the “Second Waiver Period”); G. WHEREAS, the Loan Parties, the Administrative Agent and certain of the Lenders party thereto entered into that certain Third Limited Conditional Waiver to Credit Agreement, dated as of January 11, 2019 (the “Third Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the Third Limited Waiver, those certain Specified Defaults (as defined in the Third Limited Waiver) and those certain Disputed Specified Defaults (as defined in the Third Limited Waiver) were temporarily waived for the Third Waiver Period set forth therein (as defined in the Third Limited Waiver, the “Third Waiver Period”); H. WHEREAS, the Loan Parties, the Administrative Agent and certain of the Lenders party thereto entered into that certain Fourth Limited Conditional Waiver to Credit Agreement, dated as of February 29, 2019 (the “Fourth Limited Waiver” and collectively with the First Limited Waiver, the Second Limited Waiver, and the Third Limited Waiver, the “Prior Limited Waivers”), pursuant to which, subject to the terms and conditions set forth in the Fourth Limited Waiver, those certain Specified Defaults (as defined in the Fourth Limited Waiver) and those certain Disputed Specified Defaults (as defined in the Fourth Limited Waiver) were temporarily waived for the Fourth Waiver Period set forth therein (as defined in the Fourth Limited Waiver, the “Fourth Waiver Period”); I. WHEREAS, the Loan Parties represent to the Administrative Agent that they have dissolved MPDSC Management, LLC, a Texas limited liability company, during the Third Waiver Period (thereby curing the Specified Default (as defined in the Third Limited Waiver) that had occurred due to the failure to satisfy the requirements of Section 6.12(a) of the Credit Agreement in respect of such entity); J. WHEREAS, on March 29, 2019, the Administrative Agent provided a notice of default and reservation of rights letter (the “Default Letter”) to the Borrower, Parent and Holdings that Borrower had (i) failed to pay that certain demand invoice in the amount of $104,475.50 from K&L Gates, LLP in its capacity as counsel to the Administrative Agent, which demand invoice was delivered to Borrower on or about March 5, 2019, which failure was an Event of Default under the Credit Agreement pursuant to Section 2 of the Fourth Limited Waiver (the "Invoice Payment Event of Default"), (ii) failed to comply with requirements of the Credit Agreement and the Fourth Limited Waiver in respect of the Disposition of the Loan Parties' equity interest in Mountain West Surgery Center, LLC (the "Disposition Defaults"), and that SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 2 502196916 v6 1205867.00001

as a result of the Invoice Payment Event of Default and Disposition Defaults, the Fourth Waiver Period had automatically terminated; K. WHEREAS, the First Waiver Period, Second Waiver Period, Third Waiver Period and Fourth Waiver Period (due to the Invoice Payment Event of Default and the Disposition Defaults) have each ended on or before the Effective Date; L. WHEREAS, the Borrower has failed to pay the principal payments that became due on March 29, 2019 under the Credit Agreement which constituted an immediate Event of Default (the “Principal Payment Event of Default”); M. WHEREAS, the Borrower has failed (i) to pay the interest payment that became due on March 26, 2019 under the Credit Agreement, which became an Event of Default when it was not paid on March 29, 2019, (ii) to pay the interest payments that became due on March 29, 2019 under the Credit Agreement, which became Events of Default when not paid on April 1, 2019, (iii) to pay the LC Fee that became due and payable on April 10, 2019 under the Credit Agreement, which became an Event of Default when not paid on April 13, 2019 (collectively, the “Other Payment Events of Default” and collectively with the Invoice Payment Event of Default, the Disposition Defaults, and the Principal Payment Event of Default, the “Additional Events of Default”); N. WHEREAS, the Specified Defaults and Additional Events of Default are continuing and have not been waived by the Administrative Agent or the Lenders except as expressly waived during the term of and pursuant to the Prior Limited Waivers and are not subject to cure by the Loan Parties; O. WHEREAS, the Administrative Agent deems the Disputed Specified Defaults to be Events of Default under the Credit Agreement that are continuing, and the Disputed Specified Defaults have not been waived by the Administrative Agent or the Lenders, except as expressly waived in writing during the term of and pursuant to the Prior Limited Waivers and are not subject to cure by the Loan Parties; P. WHEREAS, the Loan Parties, the Administrative Agent and certain of the Lenders party thereto entered into that certain Limited Conditional Forbearance Agreement, dated effective as of March 31, 2019 (the “First Forbearance Agreement”), pursuant to which and subject to the terms and conditions set forth in the First Forbearance Agreement, the Administrative Agent and the Lenders party to the First Forbearance Agreement agreed to forbear from exercising rights and remedies in respect of those certain Specified Events of Default (as defined in the First Forbearance Agreement) during the Forbearance Period (as defined in the First Forbearance Agreement, the “First Forbearance Period”) which First Forbearance Period expired on April 30, 2019; Q. WHEREAS, the First Forbearance Period has ended on or before the Effective Date; R. WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders continue to forbear temporarily from exercising certain of their respective rights and remedies under the Credit Agreement, the other Loan Documents, and applicable law; S. WHEREAS, the Administrative Agent and the Lenders have agreed to temporarily forbear from exercising certain rights and remedies under the Credit Agreement, the other Loan Documents, and applicable law, subject to the terms, conditions, limitations and covenants contained in this Second Forbearance Agreement; SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 3 502196916 v6 1205867.00001

T. WHEREAS, the Loan Parties have further requested that the Administrative Agent and Lenders (i) approve certain amendments to the Credit Agreement to allow the Loan Parties to have the ability to incur certain super priority indebtedness and other obligations (collectively, the “Super Priority Obligations”) to be provided by Compass Bank, in its capacity as super priority agent (the “Super Priority Agent”), and certain of the Lenders, in their capacities as super priority lenders (the “Super Priority Lenders”), in each case pursuant to a super priority credit facility (the “Super Priority Credit Facility” and, together with the documents to be delivered thereunder, the “Super Priority Loan Documents”), (ii) consent to the Administrative Agent entering into a subordination agreement in form acceptable to the Administrative Agent by which the Obligations and the Liens securing the Obligations will be subordinated to the Super Priority Obligations (the “Super Priority Subordination Agreement”) and (iii) consent under the Credit Agreement and the other Loan Documents to the Loan Parties entering into the Super Priority Loan Documents and the Super Priority Subordination Agreement; and U. WHEREAS, the Administrative Agent and the Lenders party hereto have (i) agreed to approve the amendments to the Credit Agreement to permit the Super Priority Credit Facility, (ii) agreed to consent to the Administrative Agent, in such capacity, entering into the Super Priority Subordination Agreement and (iii) agreed to consent to the Loan Parties entering into the Super Priority Credit Agreement and the Super Priority Loan Documents, in each case subject to the terms, conditions, limitations and covenants contained in this Second Forbearance Agreement. ACKNOWLEDGMENTS: (a) Each of the Loan Parties hereby acknowledges and agrees to the accuracy of all Recitals included in this Second Forbearance Agreement. (b) Each of the Loan Parties acknowledges and agrees that as of the date hereof, neither the Administrative Agent nor the Lenders have any obligation to make Loans or otherwise extend credit to, or for the benefit of, the Loan Parties. (c) To the extent that there is a conflict between the terms of this Second Forbearance Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms of this Second Forbearance Agreement shall govern. (d) Each of the Loan Parties hereby acknowledges and agrees that this Second Forbearance Agreement, the First Forbearance Agreement, and each of the Prior Limited Waivers are Loan Documents. (e) Each of the Loan Parties acknowledges and agrees: (i) that as of April 30, 2019 subject to additions and other adjustments as permitted under the Loan Documents, the aggregate balance of the outstanding Obligations under the Credit Agreement is equal to $128,715,468.18, and that the respective balances of the various Loans and the LC Obligations as of such date were equal to the following: Term A Loans $47,206,250.00 Term B Loans $47,500,000.00 Revolving Loans (excluding LC Obligations) $28,500,000.00 LC Obligations $ 1,500,000.00 SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 4 502196916 v6 1205867.00001

Interest and LC Fees and Unused Fees $ 4,009,218.18 TOTAL $128,715,468.18 (ii) that the foregoing amounts do not include interest accruing after April 30, 2019, additional fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents; and (iii) that the above described amounts are not subject to any offset, reduction, counterclaim or defense by the Loan Parties. (f) Each of the parties hereto (including the Loan Parties) acknowledges and agrees that the Default Rate continues to apply to the Obligations as set forth in the First Forbearance Agreement. AGREEMENTS NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree to the above Recitals and Acknowledgments, and further agree as follows: 1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Second Forbearance Agreement shall have the meanings ascribed to them in the Credit Agreement. 2. SECOND FORBEARANCE PERIOD AND FORBEARANCE FEE. 2.1. Second Forbearance Period. Subject to the terms and conditions set forth in this Second Forbearance Agreement and Loan Parties’ recitals, acknowledgments and agreements set forth above, and expressly conditioned upon the absence of any Events of Default or Defaults (other than Specified Defaults, Additional Events of Default, and the Disputed Specified Defaults, collectively the “Specified Events of Default”) under the Credit Agreement, the other Loan Documents or this Second Forbearance Agreement, and satisfaction and fulfillment of each of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders agree (or are otherwise bound pursuant to the terms hereof) to forbear from (a) demanding payment in full of all Obligations (including principal, interest, fees, expenses, or any other amount due under the Credit Agreement or other Loan Documents and (b) exercising their respective rights and remedies under the Credit Agreement and other comparable provisions of the other Loan Documents solely as a result of the existence and continuation of the Specified Events of Default, in each instance for a period (the “Second Forbearance Period”) beginning on the date on which each of the conditions precedent set forth in Section 4 below is satisfied and expiring on the earliest of (i) the occurrence of an Event of Default during the Second Forbearance Period other than (A) the Specified Events of Default or (B) any Event of Default that occurs due to the failure of the Loan Parties to comply with Section 7.11 of the Credit Agreement (“Financial Covenant Event of Default”), (ii) any Loan Party’s actual knowledge of an Event of Default (other than the Specified Events of Default) that occurred prior to the Second Forbearance Period and that has not been cured within three (3) Business Days of a Loan Party obtaining actual knowledge of such Event of Default, and (iii) June 14, 2019. 2.2. Forbearance Fee. The Loan Parties hereby agree that a forbearance fee in the amount of $52,500 (the “Forbearance Fee”) shall be fully earned on the Forbearance Effective Date and shall be due and payable to the Administrative Agent for the benefit of the Lenders on the Forbearance Effective Date. Any unpaid portion of the Forbearance Fee not paid when due shall be added to and constitute a part of the Obligations. The Loan Parties hereby acknowledge and agree that such SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 5 502196916 v6 1205867.00001

Forbearance Fee is non-refundable and is in addition to any other fees payable by the Loan Parties under the Credit Agreement or any other Loan Document. 2.3 No Waiver/Cure Upon Termination of Second Forbearance Period. Nothing in this Second Forbearance Agreement shall be construed to be a waiver of any Default or Event of Default, including, without limitation, the Specified Events of Default, and upon termination of the Second Forbearance Period, whether at the stated termination thereof or earlier as the result of the occurrence of a Default or Event of Default that results in the termination of the Second Forbearance Period in accordance with Section 2.1 above, each of the Specified Events of Default, and each other Default or Event of Default that shall have actually occurred shall be continuing without waiver by the Administrative Agent or cure by the Loan Parties. 2.4. Limitation of Forbearance. Without limiting the forbearance contained in Section 2.1 above, for purposes of determining the Loan Parties’ compliance with their respective representations, warranties, covenants and agreements set forth in the Credit Agreement and the other Loan Documents one or more Defaults and Events of Default shall be deemed continuing at all times notwithstanding the existence and continuation of the Second Forbearance Period agreed to hereunder. 3. AMENDMENTS TO CREDIT AGREEMENT; CONSENT AND CONSENT FEE. (a) Super Priority Amendments to Credit Agreement. On the Effective Date and subject to full and timely satisfaction of the conditions precedent set forth in Section 4 hereof and the accuracy of the representations and warranties set forth in Section 7 hereof, the Credit Agreement shall be amended as follows: (i) Section 1.1 of the Credit Agreement is hereby amended by (i) adding new definitions of “Required Super Priority Lenders”, “Super Priority Agent”, “Super Priority Credit Agreement”, “Super Priority Loan Documents”, “Super Priority Loans”, and “Super Priority Subordination Agreement” as stated below in the appropriate alphabetical order, and (ii) amending and restating the terms “Change of Control”, “Material Contract” and “Permitted Physician Equity Transfers” to read in their entirety as follows. “Change of Control” means an event or series of events by which: (a) at any time, Parent shall fail to own one hundred percent (100%) of the Equity Interests of Holdings free and clear of all Liens, rights, options, warrants or other similar agreements or understanding, other than Liens in favor of the Administrative Agent and Liens in favor of the Super Priority Agent; (b) at any time, Holdings shall fail to own one hundred percent (100%) of the Equity Interests of the Borrower free and clear of all Liens, rights, options, warrants or other similar agreements or understanding, other than Liens in favor of the Administrative Agent and Liens in favor of the Super Priority Agent; (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) Dr. Donald Kramer, his immediate family members, and his and their heirs, and trusts that are under the control of any of the foregoing, (ii) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 6 502196916 v6 1205867.00001

exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the Equity Interests of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent, or (iii) during any period of twelve consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (1) who were members of that board or equivalent governing body on the first day of such period, (2) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (3) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (d) there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Equity Interests in excess of $3,000,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Parent or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein. “Material Contract” means each contract the failure of which to be in effect would have a material adverse effect on the business, financial condition or operations, in each case, of the Parent and its Subsidiaries on a consolidated basis; provided that the Super Priority Loan Documents shall not be deemed a Material Contract. “Permitted Physician Equity Transfers” means any transfer (whether by Disposition or through the issuance of Equity Interests in a new or existing Subsidiary) in the Ordinary Course of Business of non-controlling minority Equity Interests in any Subsidiary of the Borrower to licensed physicians who are directly involved in the daily operations of such Subsidiary so long as (a) any Equity Interests transferred are not Equity Interests held by a Loan Party, (b) after giving effect to such transfer, the Loan Parties do not hold less Equity Interests in such Subsidiary than they did immediately prior to giving effect to such transfer and (c) such transfer does not impair any voting, approval, consent or other rights of the Loan Parties in respect of such Subsidiary. “Required Super Priority Lenders” has the meaning assigned to such term in the Super Priority Credit Agreement. “Super Priority Agent” means Compass Bank in its capacity as super priority agent under any of the Super Priority Loan Documents. “Super Priority Credit Agreement” means that certain Super Priority Credit Agreement entered into by and among the Borrower, Parent, Holdings, the other Loan Parties party thereto, the Super Priority Agent and the super priority lenders party thereto from time to time, as may be amended, restated, amended and restated or otherwise modified from time to time. “Super Priority Loan Documents” has the meaning assigned to such term in the Super Priority Credit Agreement. “Super Priority Loans” means the “Loans” as such term is defined in the Super Priority Credit Agreement. SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 7 502196916 v6 1205867.00001

“Super Priority Subordination Agreement” means that certain Subordination Agreement entered into by and between the Administrative Agent and the Super Priority Administrative Agent, as from time to time further amended, amended and restated, supplemented or otherwise modified. (ii) Section 2.5 of the Credit Agreement is hereby amended to delete clause (b)(vii) thereof and replace it in its entirety with the following: “(vii) Application of Mandatory Prepayments. Each prepayment made pursuant to the foregoing provisions of this Section 2.5(b) shall be applied, subject to the terms of the Super Priority Subordination Agreement (including, without limitation, the payment subordination provisions contained therein), in accordance with Section 8.3.” (iii) Section 2.13 of the Credit Agreement is hereby amended to delete clause (ii) thereof and replace it in its entirety with the following: “(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or the application of funds pursuant to Section 8.3), (B) the application of Cash Collateral provided for in Section 2.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Obligations or Swingline Loans to any assignee or participant, other than an assignment to a Loan Party or any of its Subsidiaries or Affiliates, as to which the provisions of this Section shall apply.” (iv) Section 2.14(b) of the Credit Agreement is hereby amended to delete the phrase “first priority security interest in all such cash” and replace it in its entirety with the following: “first priority security interest, subject to Permitted Liens, in all such cash” (v) Section 5.3 of the Credit Agreement is hereby amended to delete the parenthetical “(including the first priority nature thereof)” and replace it in its entirety with the following: “(including the first priority nature thereof, subject to Permitted Liens)” (vi) Section 5.25 of the Credit Agreement is hereby amended to delete clauses (a) and (b) thereof and replace them in their entirety with the following: “(a) Parent does not engage in any business activities and does not own any Collateral other than (i) ownership of the Equity Interests of Holdings and other de minimis assets (including Intellectual Property) associated with its ownership of Holdings, in each case pledged to the Secured Parties under a Collateral Document, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) performance of its obligations under the Loan Documents to which it is a party and the Super Priority Loan Documents to which it is a party, (iv) as a tenant under the lease for real property located at 5920 Forest Park Drive, Suite 700, Dallas, Texas 75235, (v) as a tenant under the lease for real property located at 4120 Southwest Freeway, Houston, Texas 77027, (vi) as a party to employment contracts of employees of Parent or the Borrower, (vii) as a party to customary documents in connection with any permitted issuance of Equity Interests or Indebtedness, (viii) as a party to joint venture master SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 8 502196916 v6 1205867.00001

agreements with respect to joint ventures in place on the Amendment No. 2 Effective Date (but with respect to which Parent owns no Equity Interests and has no material obligations or liabilities), (ix) Contingent Obligations incurred in the Ordinary Course of Business with respect to operating leases, (x) customary engagements of investment banks, legal counsel, and other service providers, (xi) as party to customary insurance contracts, and (xii) customary contractual obligations and indemnities provided in connection with Acquisitions and other Investments permitted under this Agreement. (b) Holdings does not engage in any business activities and does not own any Collateral other than (i) ownership of the Equity Interests of Borrower and other de minimis assets (including Intellectual Property) associated with its ownership of Borrower, in each case pledged to the Secured Parties under a Collateral Document and pledged to the Super Priority Agent under the Super Priority Loan Documents, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) performance of its obligations under the Loan Documents to which it is a party and the Super Priority Loan Documents to which it is a party, (iv) as a party to employment contracts of employees of Holdings or the Borrower, (v) Contingent Obligations incurred in the Ordinary Course of Business with respect to operating leases, (vi) customary engagements of investment banks, legal counsel, and other service providers, (vii) as party to customary insurance contracts, and (viii) customary contractual obligations and indemnities provided in connection with Acquisitions and other Investments permitted under this Agreement.” (vii) Section 6.2 of the Credit Agreement is hereby amended to delete clause (d) thereof and replace it in its entirety with the following: “(d) promptly after the furnishing thereof, a copy of any statement or report relating to an “event of default” furnished to or by any holder of Indebtedness of any Loan Party or any Subsidiary thereof in excess of $3,500,000 pursuant to the terms of any indenture, loan or credit or similar agreement (other than the Super Priority Loan Documents);” (viii) Section 7.1 of the Credit Agreement is hereby amended to (I) delete the word “and” at the end of clause (r) thereof, (II) re-letter the existing clause (s) as clause (t) and (III) add the following as a new clause (s): “(s) Liens securing Indebtedness permitted under Section 7.2(l); which may have priority over the Liens securing the Obligations; and” (ix) Section 7.2 of the Credit Agreement is hereby amended to (I) delete the word “and” at the end of clause (k) thereof, (II) re-letter the existing clause (l) as clause (m), and (III) add the following as a new clause (l): “(l) Indebtedness under the Super Priority Credit Agreement and Guarantees made by a Loan Party or Subsidiary of a Loan Party with respect to any such Indebtedness; and” (x) Section 7.4 of the Credit Agreement is hereby amended to (I) delete the word “and” at the end of clause (e) thereof, (II) re-letter the existing clause (f) as clause (g) and (III) add the following as a new clause (f): SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 9 502196916 v6 1205867.00001

“(f) Dispositions consented to in writing by the Super Priority Agent and the Required Super Priority Lenders (or deemed consented to by the Super Priority Lenders in accordance with the terms of the Super Priority Credit Agreement); and” (xi) Section 7.5 of the Credit Agreement is hereby amended to (I) delete the word “and” at the end of clause (i) thereof, (II) re-letter the existing clause (j) as clause (k) and (III) add the following as a new clause (j): “(j) Dispositions consented to in writing by the Super Priority Agent and the Required Super Priority Lenders(or deemed consented to by the Super Priority Lenders in accordance with the terms of the Super Priority Credit Agreement); and” (xii) Section 7.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows: “7.9 Burdensome Agreements. Except for any agreement in effect (a) on the Closing Date and set forth on Schedule 7.9 of the Disclosure Schedules, (b) at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, or (c) in connection with the Disposition of a Subsidiary, enter into or permit to exist any Contractual Obligation (other than any Loan Document or any Super Priority Loan Document) that (i) limits the ability (A) of any Subsidiary to make Restricted Payments to the Borrower or any other Loan Party or to otherwise transfer property to or invest in the Borrower or any other Loan Party, (B) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (C) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided that this clause (C) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.2(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (ii) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.” (xiii) Section 7.15 of the Credit Agreement is hereby amended to delete clauses (a) and (b) thereof and replace them in their entirety with the following: “(a) In the case of Holdings, engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in the Borrower, (ii) as a tenant under the lease for real property located at 5920 Forest Park Drive, Suite 700, Dallas, Texas 75235 (iii) maintaining its corporate existence, (iv) participating in tax, accounting and other administrative activities (including being a party to employment contracts of employees of Holdings or the Borrower) as the parent of the consolidated group of companies, including the Loan Parties, (v) the execution and delivery of the Loan Documents to which it is a party, the performance of its obligations thereunder and the activities expressly permitted thereby, (vi) the execution and delivery of the Super Priority Loan Documents to which it is a party, the performance of its obligations thereunder and the activities expressly permitted thereby, (vii) incurring Contingent Obligations in the Ordinary Course of Business with respect to operating leases, (viii) entering into customary engagements with investment banks, legal counsel, and other service providers, (ix) as party to customary insurance contracts, (x) as party to customary contractual obligations and indemnities provided in connection with Acquisitions and other Investments permitted under this Agreement, and (xi) activities incidental to the businesses or activities described in the foregoing clauses (i) through (x). SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 10 502196916 v6 1205867.00001

(b) In the case of Parent, engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in Holdings, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities (including being a party to employment contracts of employees of Parent or the Borrower) as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party, the performance of its obligations thereunder and the activities expressly permitted thereby, (v) the execution and delivery of the Super Priority Loan Documents to which it is a party, the performance of its obligations thereunder and the activities expressly permitted thereby, (vi) incurring Contingent Obligations in the Ordinary Course of Business with respect to operating leases, (vii) entering into customary engagements with investment banks, legal counsel, and other service providers, (viii) as party to customary insurance contracts, (ix) as party to customary contractual obligations and indemnities provided in connection with Acquisitions and other Investments permitted under this Agreement, and (x) activities incidental to the businesses or activities described in the foregoing clauses (i) through (ix) (which shall expressly include (x) being a party to customary documents in connection with any permitted issuance of Equity Interests or Indebtedness and (y) being a party to joint venture master agreements with respect to joint ventures in place on the Closing Date (but with respect to which Parent owns no Equity Interests and has no material obligations or liabilities)).” (xiv) Section 7.21 of the Credit Agreement is hereby amended to (I) re-letter the existing clause (i) as clause (j), (II) re-letter the existing clause (j) as clause (h) and (III) add the following as a new clause (i): “(i) Contingent Obligations pursuant to any Super Priority Loan Document;” (xv) Section 8.1 of the Credit Agreement is hereby amended to delete clauses (a) and (l) thereof and replace them in their entirety with the following: “(a) Non-Payment. Any Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any LC Obligation, (ii) deposit when and as required to be deposited herein, any funds as Cash Collateral in respect of LC Obligations, (iii) pay within three days after the same becomes due, any interest on any Loan or on any LC Obligation, or any fee due hereunder or (iv) pay within five calendar days after the same becomes due, any other amount payable hereunder or under any other Loan Document; provided that no payment hereunder shall be required to be paid to the extent the Loan Parties are prohibited from making such payment under the Super Priority Credit Agreement or the Super Priority Subordination Agreement and such non-payment as a result of such prohibition shall not be a Default or an Event of Default hereunder.” “(l) Collateral Documents. Any Collateral Document after delivery thereof (whether pursuant to Section 4.1, Section 6.12 or otherwise under the Loan Documents) shall for any reason (other than pursuant to the terms thereof or as expressly permitted thereby) cease to create a valid and perfected lien with the priority (subject to the Liens created under the Super Priority Loan Document) contemplated by the Collateral Documents on and security interest in the Collateral purported to be covered thereby or any Loan Party shall so assert such invalidity or lack of perfection or priority, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent (i) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents, (ii) to file SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 11 502196916 v6 1205867.00001

Uniform Commercial Code continuation statements or (iii) do such other acts as are necessary to continue such perfection (so long as the Loan Parties are in compliance with Section 6.14). (xvi) Section 8.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows: “8.3 Application of Funds. Subject to the terms and conditions of the Super Priority Subordination Agreement (including, without limitation, the payment subordination provisions contained therein), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and LC Fees) payable to the Lenders and the LC Issuing Lender under the Loan Documents (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuing Lender and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of Obligations constituting unpaid principal of the Loans in an amount not to exceed an amount equal to (i) one hundred and twenty five percent (125%) of all Super Priority Loans made by Lenders (including, without limitation, any Super Priority Loans that have been repaid), minus (ii) any Obligations previously paid in accordance with this clause Third, allocated ratably among the Lenders that made Super Priority Loans in proportion to the total Super Priority Loans made by such Lender (including, without limitation, any Super Priority Loans that have been repaid) after giving effect to any assignments of Super Priority Loans among Lenders; Fourth, to payment of that portion of the Obligations constituting accrued and unpaid LC Fees and interest on the Loans, LC Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the LC Issuing Lender in proportion to the respective amounts described in this clause Fourth payable to them; Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Borrowings and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, and to the Administrative Agent for the account of the LC Issuing Lenders, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.3 and 2.14, in each case ratably among the Lenders, the LC Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fifth held by them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable Law. Subject to Sections 2.3(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 12 502196916 v6 1205867.00001

drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.” (b) Other Amendments. On the Effective Date and subject to full and timely satisfaction of the conditions precedent set forth in Section 4 hereof and the accuracy of the representations and warranties set forth in Section 7 hereof, the Credit Agreement is hereby amended as follows: (i) Section 1.1 of the Credit Agreement is hereby amended by adding the new definition of “Beneficial Ownership Regulation” to read in its entirety as follows. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. (ii) Section 5.10 of the Credit Agreement is hereby amended to delete the reference to “Each of the Loan Parties” therein and replace such reference in its entirety with “Except as otherwise set forth in Schedule 5.10 of the Disclosure Schedules to (and as defined in) the Super Priority Credit Agreement, each of the Loan Parties”. (iii) Section 6.2(i) of the Credit Agreement is hereby amended to delete the parenthetical “(Including the PATRIOT Act)” and replace it in its entirety with the following: “(including the PATRIOT Act and, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Regulation)” (iv) Section 6.4 of the Credit Agreement is hereby amended and replace it in its entirety with the following: “6.4 Payment of Taxes and Other Obligations. (a) Pay and discharge as the same shall become due and payable all income and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than Tax liabilities, assessments and governmental charges or levies as set forth on Schedule 5.10 of the Disclosure Schedules to (and as defined in) the Super Priority Credit Agreement), unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any Lien in favor of Secured Parties) and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP trade practices and (b) timely file all income and other material tax returns required to be filed.” (v) Section 6.18 is hereby amended and restated to read in its entirety as follows: SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 13 502196916 v6 1205867.00001

“6.18 Cash Management Systems. Each Loan Party shall use commercially reasonable efforts to enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, control agreements with respect to each of its deposit, securities, commodity or similar accounts maintained by such Person (other than (a) any payroll account, any withholding tax account, and any fiduciary account, (b) petty cash accounts, amounts on deposit in which do not exceed $100,000 in the aggregate at any one time, (c) withholding tax and fiduciary accounts, (d) any such account under the control of a Secured Party, (e) any account containing cash collateral for credit card obligations payable to Compass Bank, to the extent permitted by Section 7.1(r), and (f) the accounts listed on Schedule 6.18 of the Disclosure Schedules). Each Loan Party shall promptly notify the Administrative Agent of the existence of any account with respect to which the provisions of the foregoing sentence would apply (whether such account is newly created or acquired, or otherwise ceases to be an excluded type of account).” (vi) Section 7.1 of the Credit Agreement is hereby amended to (I) delete the word “and” at the end of clause (q) thereof, (II) re-letter the existing clause (r) as clause (t) and (III) add the following as new clauses (r) and (s): “(r) Liens on cash collateral to secure credit card obligations payable to Compass Bank, to the extent permitted by Section 7.2(d), so long as (a) the fair market value of such cash collateral does not exceed $300,000 in the aggregate at any time, and (b) upon the indefeasible payment in full in cash of such credit card obligations and the termination of any obligation of Compass Bank to make future credit card advances, any remaining cash collateral shall be applied to the Obligations in accordance with Section 8.3;” “(s) Liens resulting from the non-payment of Tax liabilities, assessments and governmental charges or levies as set forth in Schedule 5.10 of the Disclosure Schedules to (and as defined in) the Super Priority Credit Agreement; and” (vii) Section 7.2 of the Credit Agreement is hereby amended to (I) delete clause (d) thereof and replace it with clause (d) below, (II) delete the word “and” at the end of clause (k), (III) re-letter the existing clause (l) as clause (m) and (IV) add clause (l) below following as a new clause (l): “(d) Indebtedness (i) owing under any Swap Contract entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) owing under Cash Management Agreements so long as the aggregate amount of all such Indebtedness under Cash Management Agreement with other than a Secured Party at any one time outstanding shall not exceed $2,500,000; provided that credit card obligations payable to Compass Bank at any one time outstanding shall not exceed $300,000;” “(l) Indebtedness in respect of trade accounts payable that are more than 90 days past due in an aggregate amount not to exceed $20,000,000; and” (viii) Section 7.5 of the Credit Agreement is hereby amended to delete clause (i) thereof in its entirety and replace it with the following: “(i) Dispositions not otherwise permitted under this Section 7.5; provided that (i) the aggregate fair market value of assets Disposed of in reliance on this clause SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 14 502196916 v6 1205867.00001

shall not exceed $5,000 individually or $25,000 in the aggregate, (ii) such Disposition shall be for fair market value as determined in good faith by an officer or director of such Person and (iii) the Net Cash Proceeds of such Disposition shall be applied in accordance with Section 2.5(b)(ii).” (c) Consent. Subject to full and timely satisfaction of the conditions set forth in Section 4 hereof and the accuracy of the representations and warranties set forth in Section 7 hereof on the Effective Date, the Lenders party hereto hereby expressly consent to and authorize the Administrative Agent to (i) enter into a Super Priority Subordination Agreement in form and substance acceptable to the Administrative Agent, the Super Priority Agent and the Super Priority Lenders, each in its sole discretion, by which the Obligations and the Liens securing the Obligations will be subordinated to the Super Priority Obligations and (ii) expressly consent to and authorize the Administrative Agent to (x) enter into the Super Priority Subordination Agreement in form and substance acceptable to the Administrative Agent, the Super Priority Agent and the Super Priority Lenders, each in its sole discretion by which the Obligations and the Liens securing the Obligations will be subordinated to the Super Priority Obligations and (y) enter into any amendments to the Collateral Documents that may be required to effect such subordination. Subject to full and timely satisfaction of the conditions set forth in Section 4 hereof and the accuracy of the representations and warranties set forth in Section 7 hereof on the Effective Date, the Lenders party hereto hereby expressly consent under the Credit Agreement and other Loan Documents to the Loan Parties entering into the Super Priority Loan Documents and the Super Priority Subordination Agreement and performing their obligations thereunder. (d) Consent Fee. The Loan Parties hereby agree that each Lender that provides its consent pursuant to Section 3(c) (each, a “Consenting Lender”) shall be entitled to its pro rata share (to be calculated based on such Consenting Lender’s Total Credit Exposure as a percentage of the aggregate Total Credit Exposure of all Consenting Lenders) of the aggregate fee, for all such lenders, of $300,000 (the “Consent Fee”) which Consent Fee shall be fully earned (and shall constitute a part of the Obligations) and due on the Forbearance Effective Date; provided that payment of such fee shall be deferred to until the earliest to occur of (x) the termination of the Second Forbearance Period (or if a subsequent forbearance period is agreed to by the Administrative Agent and the Required Lenders, the end of such subsequent forbearance period), and (y) the consummation of a sale or refinancing transaction by any of the Loan Parties which results in any payment of outstanding interest or principal under the Credit Agreement. The Loan Parties hereby acknowledge and agree that such Consent Fee is non- refundable and is in addition to any other fees payable by the Loan Parties under the Credit Agreement or any other Loan Document. 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECOND FORBEARANCE PERIOD. Section 2.1 of this Second Forbearance Agreement shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Forbearance Effective Date”): 4.1. Deliverables. The Administrative Agent shall have received this Second Forbearance Agreement, duly executed by each of the Loan Parties. 4.2. Representations and Warranties. The representations and warranties of the Loan Parties contained in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the Forbearance Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 15 502196916 v6 1205867.00001

respects as of such earlier date); provided that no representation or warranty shall be rendered inaccurate as a result of the occurrence and continuation of the Specified Events of Default. 4.3. Absence of Additional Defaults. No Default or Event of Default under the Credit Agreement or the other Loan Documents shall have occurred on or after the Forbearance Effective Date and be continuing, other than the Specified Events of Default. 4.4 Expenses of Administrative Agent. The Borrower shall have paid all reasonable and documented expenses of the Administrative Agent and Compass Bank in its capacity as Lender incurred or accrued through the Forbearance Effective Date (including, without limitation, (i) any unpaid demand invoice from K&L Gates, LLP in its capacity as counsel to the Administrative Agent delivered to Borrower on or prior to the Forbearance Effective Date, (ii) those certain unpaid demand invoices in the amount of $118,238.33 and $71,407.12, from Berkeley Research Group in its capacity as financial advisor to the counsel to the Administrative Agent, which demand invoices were delivered to the Borrower on or about May 1, 2019, and (iii) any other unpaid demand invoices from Berkeley Research Group in its capacity as financial advisor to the counsel to the Administrative Agent delivered to Borrower for services incurred, relating to the period prior to the Forbearance Effective Date), for which demand invoices have been delivered to the Borrower on or prior to the Forbearance Effective Date. 4.5 Payment of Forbearance Fee. The Loan Parties shall have paid the Forbearance Fee. 4.6 Super Priority Credit Facility. The Super Priority Credit Facility shall have been consummated in accordance with the terms of the Super Priority Credit Agreement. Without limiting the generality of the provisions of Section 9.3(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Second Forbearance Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Forbearance Effective Date specifying its objection thereto. 5. ADDITIONAL COVENANTS AND AGREEMENTS. The continued effectiveness of the Second Forbearance Period is subject to satisfaction of the following covenants, and in addition to the covenants set forth in the Credit Agreement and the other Loan Documents other than those set forth in the Specified Events of Default, each of the Loan Parties hereby covenants and agrees as follows: (a) Administrative Agent Consultant. Without limiting the obligations of the Borrower under the Credit Agreement, each Loan Party expressly continues to (i) consent to retention by counsel to the Administrative Agent of one or more consultants (including, without limitation, Berkeley Research Group, LLC, retained by counsel to the Administrative Agent), advisors and/or other professionals in connection with the Credit Agreement and the other Loan Documents, in each case, as permitted under such Loan Documents (including, but not limited to Section 10.4(a) of the Credit Agreement), but subject to the limitations and restrictions thereof, including for the purpose of analyzing the Business Plan (as defined below) sales, collections, cash flow and similar operations of the Parent and its subsidiaries (each a “Consultant”), (ii) agree to pay the reasonable fees and out-of-pocket expenses (including payment of the amount of any reasonable retainer) of such Consultants promptly upon demand from time to time by the Administrative Agent and (iii) agree to provide the Administrative Agent and such Consultants with such information and direct access to the books, records and management of Parent, Holdings, the Borrower and the other Loan Parties during reasonable business hours as reasonably requested by the Administrative Agent or any such Consultant. Without limiting the foregoing, the Loan SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 16 502196916 v6 1205867.00001

Parties shall cause the Consultant to be invited to and permitted to participate in all calls and meetings held by the Loan Parties to discuss any of the following: (i) updates related to the review of accounts payable and planning of cash disbursements, including without limitation any calls or meetings regarding the status of the Company’s cash and decisions related to payment of accounts payable and vendors and (ii) the review of accounts receivable, including without limitation any weekly calls or meetings regarding the status of collection efforts in respect of any accounts receivable (including, without limitation, written-off or fully reserved accounts receivable). (b) Borrower Consultant. The Loan Parties shall, at their sole cost and expense, continue to retain Morris Anderson (the “Borrower Consultant”), which consultant was selected by the Loan Parties and is acceptable to the Administrative Agent, to assist management with the review, evaluation and improvement of their operations and financial performance, on terms and conditions reasonably acceptable to the Administrative Agent, which shall continue to include (i) direct access by the Borrower Consultant to the Parent, Holdings and the Borrower during reasonable business hours, and (ii) the Administrative Agent and the Consultant having direct and unrestricted access to the Borrower Consultant and direct communications with such Borrower Consultant, either with the Borrower, Parent or Holdings or their counsel present or without the presence of Borrower, Parent or Holdings or their counsel. (c) Engagement of Chief Restructuring Officer. The Loan Parties shall continue to engage and maintain the services of Daniel Wiggins, as chief restructuring officer of the Loan Parties (the “Chief Restructuring Officer”) on terms consistent with that certain Agreement for Services, dated November 26, 2018, by and between Morris Anderson & Associates, Ltd., Parent, Borrower and Holdings (as amended by that certain Amendment Number 1 to Agreement for Services, dated November 28, 2018, as further amended by that certain Amendment Number 2 to Agreement for Services, dated April 10, 2019). The Chief Restructuring Officer shall continue to have the full and exclusive power and authority to (i) restructure the operations of Loan Parties and (ii) effect a transaction (the “Transaction”) providing for (A) the complete and indefeasible payment in full in cash and satisfaction of the Obligations or (B) the indefeasible payment in cash of a discounted amount of the Obligations with the express written consent of the Administrative Agent and the Lenders in full satisfaction of the Existing Lender Debt, and as to each of the foregoing, subject to the terms and conditions of this Second Forbearance Agreement. The Chief Restructuring Officer shall continue have the full and exclusive power and authority (including the exclusive power and authority to manage current staff, consultants and contractors of the Loan Parties) to implement the foregoing, including check-writing authority, and shall have full access to and authority over Loan Parties’ cash management system. Further, the Chief Restructuring Officer shall continue be charged with ensuring the performance of all obligations of Loan Parties under this Second Forbearance Agreement, the Credit Agreement and the other Loan Documents (including the timely and accurate reporting of all required financial and collateral information). Loan Parties’ engagement letter with the Chief Restructuring Officer shall continue to provide (i) that the Chief Restructuring Officer shall perform the tasks and shall have the exclusive authority as set forth in this Section 5(c) and (ii) that the Administrative Agent, its counsel and its counsel's financial advisors will have direct and unrestricted access to the Chief Restructuring Officer and direct communications with the Chief Restructuring Officer, either with the Loan Parties' or their counsel present or without the presence of the Loan Parties or their counsel. (d) Retention of Investment Banker. The Loan Parties shall continue to retain SSG Advisors, LLC (“SSG”), to assist the Loan parties in sourcing and evaluating potential financing, restructuring, and other transactions. The Loan Parties agree that the engagement by Nobilis of SSG shall continue to require that: SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 17 502196916 v6 1205867.00001

(i) SSG provide to the Administrative Agent, its counsel, its counsel’s financial advisors and the Lenders with weekly updates on a continuous basis, or as often as may be requested by the Administrative Agent, its counsel or its counsel’s financial advisors, of all information or communications pertaining to any and all Transactions, including, but not limited to, providing to the Administrative Agent, its counsel, its counsel’s financial advisors and the Lenders, letters of intent, purchase commitments, or expressions of interest relating to any and all the foregoing, together with any and all correspondence pertaining to the status of the completion of any and all of the foregoing. (ii) SSG conduct ongoing, routine communications with the Loan Parties, and with the Administrative Agent, its counsel, its counsel’s financial advisors and the Lenders, including periodic progress towards obtaining any and all Transactions. (iii) SSG and the Loan Parties continue to acknowledge and agree that any Transactions shall be subject to the express prior written consent of the Administrative Agent and the Lenders, as provided under the governing credit agreements between and among the Loan Parties, the Administrative Agent, and the Lenders and the other parties thereto and this Second Forbearance Agreement. (e) Additional Covenants of Loan Parties in respect of the Chief Restructuring Officer and Investment Banker Engagements. No Loan Party shall alter the duties or responsibilities of the Chief Restructuring Officer or SSG without the prior, written consent of the Administrative Agent. Each Loan Party, together with its attorneys, officers, directors, agents, employees, and representatives, as appropriate (collectively, the “Loan Party Group”), shall fully cooperate with the Chief Restructuring Officer and SSG in performing its services as contemplated hereunder and in the applicable engagement letter and shall not interfere directly or indirectly with the Chief Restructuring Officer’s or SSG's performance of such services. (f) Business Plan. The Loan Parties will update the Administrative Agent from time to time in writing with any material changes to the Business Plan presentation dated March 20, 2019 and the underlying financial projection model provided in connection therewith (collectively, the “Business Plan”) that was provided to the Administrative Agent in accordance with the terms of the Fourth Limited Waiver. (g) Cash Flow Reports. The Loan Parties shall continue to prepare and deliver to the Administrative Agent no later than 4:00 pm Central Time on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its reasonable discretion) (i) an updated rolling cash flow forecast for the succeeding 13 weeks, in each case, for Holdings, Parent, Borrower, its Subsidiaries, and other parties whose cash flows contribute to the Borrower’s revenues (the “Contributing Loan Parties”) on a consolidated basis and otherwise, in form and substance reasonably satisfactory to the Administrative Agent (the “Updated Cash Flow Forecast” and, together with each other cash flow forecast delivered to the Administrative Agent pursuant to the First Limited Waiver, the Second Limited Waiver, the Third Limited Waiver, the Fourth Limited Waiver or this Second Forbearance Agreement, the “Cash Flow Forecasts”) and (ii) a certificate of the chief financial officer of the Borrower to the effect that such Cash Flow Forecast reflects the Borrower’s good faith projection of such weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week) for the Borrower, its Subsidiaries and the Contributing Loan Parties on a consolidated basis. To the extent that any Updated Cash Flow Forecast line item includes a variance of more than 10% from the prior projected amount for such line item, the Updated Cash Flow Forecast shall include an explanation of the reason for such variance. Additionally, on each Wednesday, the Borrower shall provide with respect to itself, its SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 18 502196916 v6 1205867.00001

Subsidiaries and the Contributing Loan Parties, on a consolidated basis, a report for the week ending the previous Friday, in form and substance reasonably satisfactory to the Administrative Agent, specifying (A) the cash on hand in deposit accounts at the beginning of such week, (B) cash receipts received during such week, with a schedule detailing daily collections, (C) cash disbursed during such week in payment of expenses, (D) the cash on hand in deposit accounts at the end of such week and (E) a comparison of such amounts to the comparable amounts in the Cash Flow Forecast for such week and in the aggregate for the applicable Cash Flow Forecast period. (h) Approved Budget. The Loan Parties shall continue to prepare and deliver to the Administrative Agent no later than 4:00 pm Central Time on each Friday every two weeks (with the next such delivery to be on May 10, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree in writing in its sole discretion): (i) an updated rolling cash flow forecast for the succeeding 13 weeks, in each case, for Holdings, Parent, Borrower, its Subsidiaries, and other parties whose cash flows contribute to the Borrower’s revenues (the “Contributing Loan Parties”) in each case showing projected daily cash receipts, cash disbursements to fund costs and expenses that are critical to (x) operate and maintain the overall operational value of the Loan Parties' Assets (as defined below) and (y) fund the critical expenses to maintain the core assets identified on Schedule 1 hereto, which Schedule may be amended in writing from time to time by the Loan Parties following notice to and written approval by the Administrative Agent (the “Core Assets”), and other financial information required by the Administrative Agent including, without limitation (A) payables by facility and/or subsidiary, (B) receivables by facility and/or subsidiary, (C) cash at each subsidiary and (D) major vendors by facility and/or subsidiary (as expressly approved in writing by the Administrative Agent from time to time, the “Approved Budget”) and (ii) a certificate of the chief financial officer and the Chief Restructuring Officer of the Borrower to the effect that such Cash Flow Forecast reflects the Borrower’s good faith projection of such weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week) for the Borrower, its Subsidiaries and the Contributing Loan Parties on a consolidated basis. Such Approved Budget shall separate the costs and expenses critical to maintain the Core Assets from the costs and expenses to operate and maintain the value of the Loan Parties' Assets. “Assets” mean any and all equity interests held directly or indirectly by any Loan Party or any other assets of any Loan Party, including without limitation, personal or real property. (i) [Reserved]. (j) Receivables Collection Process. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks an updated summary of actions the Loan Parties have taken to improve the receivables collection process, which updates shall be prepared by the Borrower Consultant, on behalf of the Loan Parties, and with the next such update to be delivered to the Administrative Agent on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree in writing in its sole discretion), including updates as to the status of the transition of the receivables collection process to the Equalize RCM Services. The Loan Parties shall also use commercially reasonable efforts to cause the Equalize RCM Services to respond to questions (including questions delivered to the Borrower from the Administrative Agent and the Consultant) related to the receivables collection process. (k) Accounts Receivable Aging Report. Prior to the Effective Date hereof, the Borrower has provided the Administrative Agent with (i) a copy of the prior accounting policy and methodology (the “Prior Accounting Policy and Methodology”), (ii) a copy of the revised accounting policy and methodology implemented by the Borrower (the “Revised Accounting Policy and Methodology”), and (iii) a written explanation (prepared with the input of the Borrower Consultant) for the reasons the changes made to the Prior Accounting Policy and Methodology were required. No later than 4:00 pm Central Time on May 15, 2019 (or such later date as may be agreed to by the Administrative SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 19 502196916 v6 1205867.00001

Agent in writing in its sole discretion) and on the 15th calendar day of each month thereafter (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion), the Borrower shall continue to provide the Administrative Agent with the most current available accounts receivable aging report with respect to itself and its Subsidiaries which shall be based on the Revised Accounting Policy and Methodology and shall provide detailed information by facility, insurance payment source (separating in-network claims from out-of-network claims), and, to the extent such information can be reasonably compiled within the aging report using the resources of the Loan Parties and the Borrower Consultant, Loan Party, in form and substance reasonably acceptable to the Administrative Agent. (l) Accounts Receivable Data. No later than 4:00 pm Central Time on May 15, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) and on the 15th calendar day of each month thereafter (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion), the Borrower shall provide the Administrative Agent with (i) detail of amounts outstanding on a facility and consolidated basis by service date or invoice, as applicable, with related aging of accounts receivable, (ii) detail by facility and on a consolidated basis relating to any accounts receivables write-offs for such period, including any collection on such previously written off account balances, and (iii) the Loan Parties’ plan to collect accounts receivable, including any related write-offs, in each case, in form and substance reasonably acceptable to the Administrative Agent. (m) Indebtedness Updates. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the Indebtedness as described on Exhibit A hereto (the “Specified Indebtedness”) and disputes related to such Specified Indebtedness, with the next such update to be delivered on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). The Loan Parties shall also (i) provide the Administrative Agent at least five (5) Business Days prior written notice of any payment to be made in respect of any such Specified Indebtedness, and (ii) promptly (no later than two (2) Business Days after receipt thereof) provide the Administrative Agent copies of any material filings, judgments, communications, notices of default, term sheets, letters of intent or other documents that relate to or impact such disputes or related to such Specified Indebtedness. (n) Intercompany Promissory Notes. The Loan Parties hereby represent that no amounts are outstanding as of the Effective Date under any of the intercompany promissory notes described on Exhibit B hereto (the “Intercompany Promissory Notes”). The Loan Parties shall provide the Administrative Agent with prompt written notice (not to exceed one Business Day after the occurrence thereof) of (i) any amounts advanced or becoming outstanding under any of the Intercompany Promissory Notes or under any replacement note issued in respect thereof and (ii) of any Investments made pursuant to Section 7.3(c)(v) of the Credit Agreement. At the request of the Administrative Agent, the Loan Parties shall use commercially reasonable efforts to provide the Administrative Agent with originals of replacement notes in respect of each of the Intercompany Promissory Notes along with executed allonges for each such Intercompany Promissory Note, each in form and substance acceptable to the Administrative Agent. (o) Release of Liens. The Loan Parties shall continue to use commercially reasonable efforts to cause the lien listed on Exhibit C hereto (the “Specified Lien”) to be released. The Loan Parties shall provide the Administrative Agent with written notice not later than five (5) Business Days after any Loan Party’s knowledge of (i) any change in the status of the Specified Lien or (ii) the increase of the amount of indebtedness secured by the Specified Lien. SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 20 502196916 v6 1205867.00001

(p) Litigation Updates. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the litigation described on Exhibit D hereto and any other litigation that would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $3,500,000 or seeks an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect (collectively, the “Material Litigation”), including updates as to the status of any stays, appeals, judgments, and the issuance of bonds in connection with the appeal of such Material Litigation, along with copies of all material pleadings, orders, and judgements that any Loan Party or any of its officers, managers, or directors have received and documentation evidencing the issuance of any such bonds and the stay of such Material Litigation, with the next such update to be delivered on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (q) NHC Network, LLC. The Administrative Agent continues to maintain that the Organizational Documents of NHC Network, LLC (“NHC”) do not prohibit NHC from becoming a Loan Party and that pursuant to Section 6.12(a) of the Credit Agreement, NHC should be joined as a Loan Party, while the Loan Parties continue to maintain that the Organizational Documents of NHC do prohibit NHC from becoming a Loan Party without the consent of Elite Ambulatory Surgery Centers, LLC (“Elite”) because doing so would give the right to Elite, under the Organizational Documents of NHC, to put its equity interests in NHC back to NHC and would be detrimental to the business operations of NHC. The Loan Parties continue to agree to use commercially reasonable efforts to obtain the consent of Elite in a manner that will not be detrimental to the business operations of NHC and will provide the Administrative Agent with updates as to the status of such efforts every two (2) weeks with the next such update to be delivered on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (r) Commercially Reasonable Efforts to Cause Excluded Subsidiaries to Become Loan Parties. The Administrative Agent delivered a notice letter dated January 2, 2019 to Parent and Holdings requiring Parent and Holdings to use commercially reasonable efforts to obtain the consent of the third-party equityholders of each Excluded Subsidiary that is a Subsidiary of a Loan Party (including, without limitation, Elite Sinus Spine and Ortho, LLC, Houston Metro Ortho and Spine Surgery Center, LLC, Elite Center for Minimally Invasive Surgery, LLC, Elite Hospital Management, Athelite Holdings, LLC, and Medical Ambulatory Surgical Suites, L.P.), in each case that is necessary to permit such Excluded Subsidiary to become a Guarantor (“Third Party Consent”). The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks with (A) updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of efforts to obtain the Third Party Consents together with (B) any documentation supporting whom they have contacted, the responses they have received and a proposed timeline of when they anticipate obtaining such Third Party Consents, the next such update to be delivered May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (s) Proposed Transactions. The Loan Parties shall promptly provide the Administrative Agent with written notice not later than five (5) Business Days after any Loan Party’s knowledge of any offers (x) from any bona fide purchaser to acquire any Loan Party or Loan Parties or any assets of any Loan Party or Loan Parties (collectively, the “Proposed Acquisitions”) and (y) from any bona fide provider of refinancing or subordinated Indebtedness (collectively, “Proposed Indebtedness” and together with the Proposed Acquisitions, the “Proposed Transactions”), along with copies of (i) to the extent then available, proposed and final documentation related thereto, (ii) to the extent then available, proposed and final sources and uses related thereto, (iii) to the extent then available, pro forma financial statements and projections showing the impact of the Proposed Transaction, and (iv) to the extent relating to a Proposed Acquisition and available, documentation evidencing that the Loan Parties are being fully SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 21 502196916 v6 1205867.00001

released from any liabilities being transferred to a proposed purchaser (including, without limitation, liabilities under transferred leases, debt and other contracts). The Loan Parties shall also provide to the Administrative Agent, to the extent applicable, a written summary of any impact any Proposed Acquisition will have on any contracts of the Loan Parties (including, without limitation, any employment agreements). The Loan Parties shall provide the Administrative Agent no later than 4:00 pm Central Time on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the Proposed Transactions and to the extent then available, copies of any documentation delivered in connection therewith, including, but not limited to, to the extent applicable, letters of intent, purchase commitments, or expressions of interest relating to any such Proposed Transaction, together with any and all correspondence pertaining to the status or updates of the completion of such Proposed Transaction, the next such update to be delivered on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Proposed Transaction or any agreement to either facilitate such Proposed Transaction and (ii) the consummation of any Proposed Transaction shall be subject to Administrative Agent's prior written consent; provided, that the Administrative Agent shall endeavor to respond to such request promptly upon the Loan Parties having provided to the Administrative Agent, the Administrative Agent's counsel and Berkeley Research Group, LLC (i) notices of such Proposed Transactions, (ii) all relevant documentation in respect thereof, and (iii) the business rationale for such Proposed Transaction. (t) Arizona Vein. With respect of each of Nobilis Vascular Holding Company, LLC, Chandler Surgery Center, LLC, Oracle Surgery Center, LLC, Phoenix Surgery Center, LLC and NHC Professional Associates, LLC (collectively, “Arizona Vein”), the Loan Parties shall continue provide the Administrative Agent every two (2) weeks (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) with updates in writing in respect of each of the items set forth below, the next such update to be delivered on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion), each in form and substance reasonably satisfactory to the Administrative Agent: (i) a listing of all locations leased by or on behalf of Arizona Vein (collectively, the “Arizona Vein Locations”), (ii) a listing of all assets (including, without limitation, all owned equipment, leased equipment, inventory) of the Loan Parties or any of their subsidiaries located at any Arizona Vein Locations and organized by location, (iii) a list of all agreements under which any Arizona Vein or any other Loan Party has any ongoing liability (including, without limitation, any lease agreements, seller notes, or other contracts) to the seller from which Arizona Vein was acquired or, to the extent arising in connection with Arizona Vein, any other party (collectively, the “Arizona Vein Contracts”), (iv) a summary of amounts currently owed under each Arizona Vein Contract and the party such amounts are owed to, (v) a summary of amounts that will become due over the next 12 months under each Arizona Vein Contract and the party such amounts are owed to, and (vi) copies of all term sheets, letters of intent or other summaries of terms in respect of resolving the outstanding liabilities in respect of the Arizona Vein Contracts and/or disposing of Arizona Vein or any assets thereof. Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Disposition or any agreement to either facilitate such Disposition and (ii) the consummation of any Disposition shall be subject to the Administrative Agent's prior written consent; provided, that the Administrative Agent shall endeavor to respond to such request promptly upon the Loan Parties having provided to the Administrative Agent, the Administrative Agent's counsel and Berkeley Research Group, LLC (i) notices of such proposed transactions, (ii) all relevant documentation in respect thereof, and (iii) the business rationale for such proposed transaction. (u) Hamilton Vein. With respect to Nobilis Vascular Texas, LLC (“Hamilton Vein”), the Loan Parties shall continue provide the Administrative Agent every two (2) weeks (or such SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 22 502196916 v6 1205867.00001

later date as may be agreed to in writing by the Administrative Agent in its sole discretion) with updates in writing in respect of each of the items set forth below, the next such update to be delivered on May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion), each in form and substance reasonably satisfactory to the Administrative Agent: (i) a summary of the locations that have been closed and locations that currently remain open and (ii) copies of any term sheet, letter of intent or other summary of terms related to any transactions that are contemplated in respect of the sale of Hamilton Vein or any assets thereof. Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Disposition or any agreement to either facilitate such Disposition and (ii) the consummation of any Disposition shall be subject to the Administrative Agent's prior written consent; provided, that the Administrative Agent shall endeavor to respond to such request promptly upon the Loan Parties having provided to the Administrative Agent, the Administrative Agent's counsel and Berkeley Research Group, LLC (i) notices of such proposed transactions, (ii) all relevant documentation in respect thereof, and (iii) the business rationale for such proposed transaction. (v) Other Updates. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) with updates in writing in respect of each of the following, with the next such update to be delivered May 8, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion): (i) divestiture or facility closure plans, by facility (including wind-down cost projection details and any related wind-down plan, as applicable), other than with respect to divestitures plans that are otherwise addressed in the preceding clauses (t) and (u) of this Second Forbearance Agreement, and (ii) details of any staffing or key personnel retention plans. (w) Notices of Changes. The Loan Parties will provide the Administrative Agent with written notice not later than five (5) Business Days after any Loan Party’s knowledge of the following: (i) any change in insurance payer contracts at any facility, (ii) any updates or developments with respect to offers or formal negotiations with new potential HOPD partners, and (iii) any updates or changes relating to divestitures or facility closures. (x) Changes to Material Operations. The Loan Parties shall not shut down or dispose of material operations of any Loan Party without obtaining the prior written consent of the Administrative Agent in its sole discretion; provided, that the Administrative Agent shall endeavor to respond to any request related to the foregoing promptly upon the Loan Parties having provided to the Administrative Agent, the Administrative Agent's counsel and Berkeley Research Group, LLC (i) notices of such proposed change, (ii) all relevant documentation in respect thereof and (iii) the business rationale for such proposed change. (y) Consent. In the event the Administrative Agent or one or more Lender agree to enter into a sale of its loans and commitments under the Credit Agreement, the Loan Parties agree that they shall, promptly (and no later than three (3) Business Days after request therefore) upon the request of the Administrative Agent execute and deliver to the Administrative Agent an acknowledgement, consent and release in form and substance acceptable to the Administrative Agent in its sole discretion. (z) Expenses. The Loan Parties shall promptly (and in any event no later than three (3) Business Days after presentation of a demand invoice to such Loan Party in respect thereof) pay all reasonable and documented expenses of the Administrative Agent and Compass Bank in its capacity as Lender incurred or accrued, including the reasonable and documented legal fees and expenses of counsel for the Administrative Agent and all reasonable and documented fees and expenses of Berkeley Research Group, LLC in its capacity as Consultant, for which demand invoices have been delivered to the SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 23 502196916 v6 1205867.00001

Borrower (which demand invoices will be submitted to the Loan Parties every two weeks). The Loan Parties agree that failure to timely make any such payment shall be deemed an immediate additional Event of Default under Article VIII of the Credit Agreement and will immediately terminate the Second Forbearance Period. (aa) Financial Covenants. Upon finalizing the Parent’s financial statements for the third fiscal quarter of 2018 (the “Final Q3 2018 Financial Statements”), the Borrower shall promptly provide the Administrative Agent with a Compliance Certificate (in form and substance reasonably satisfactory to the Administrative Agent) duly completed by a Senior Officer of Parent and Borrower and demonstrating the calculation of the financial covenants set forth in Section 7.11 of the Credit Agreement calculated as of the last day of the third fiscal quarter of 2018 based on the Final Q3 2018 Financial Statements. (bb) Additional Information. The Loan Parties shall continue to provide such other information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request (including, without limitation, to the extent requested by the Administrative Agent, a daily reporting of the aggregate cash balance (including restricted and unrestricted cash) for the Loan Parties’ and Contributing Loan Parties’ bank accounts on a consolidated basis). (cc) Mandatory Prepayments. Notwithstanding anything in the Credit Agreement to the contrary, the Borrower and each of the other Loan Parties hereby agree that the Loan Parties shall not have any reinvestment rights in respect of proceeds that are subject to the mandatory prepayment requirements of Section 2.5(b) of the Credit Agreement unless expressly consented to in writing by the Administrative Agent and such proceeds will be applied to the Obligations as otherwise set forth in the Credit Agreement. (dd) Additional Financial Covenants. The Loan Parties shall each deliver a report to the Administrative Agent on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) showing compliance with the following covenants as of the last day of the immediately preceding Measurement Period: (i) the aggregate amount of Loan Parties' actual cash expenses and disbursements during such Measurement Period shall not be more than 110% of the projected cash expenses and disbursements for such Measurement Period as set forth in the Approved Budget, (ii) the aggregate amount of Loan Parties' actual cash receipts during such Measurement Period shall not be less than 90% of the projected cash receipts for such Measurement Period as set forth in the Approved Budget, (iii) the Loan Parties' actual surgical cases performed during such Measurement Period shall not be less than 90% of the projected surgical cases for such Measurement Period as set forth in the Approved Budget, and on each Determination Date the Borrower shall provide such reports to the Administrative Agent evidencing such compliance with the foregoing obligations. The foregoing covenant calculations shall exclude (x) fees and expenses paid to (A) the Loan Parties' professionals (including attorneys and financial advisors) in connection with any restructuring, and (B) the Administrative Agent's and the Super Priority Agent’s professionals (including attorneys and attorney's financial advisors) and (y) all debt service payable in connection with the Credit Agreement and the Super Priority Credit Agreement. “Measurement Period” shall mean the one week period immediately preceding each Determination Date. The Loan Parties acknowledge and agree that a violation of the covenants set forth in this clause (dd) shall be deemed an immediate additional Event of Default under Article VIII of the Credit Agreement and will immediately terminate the Second Forbearance Period. SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 24 502196916 v6 1205867.00001

(ee) Additional Budget Reporting. The Loan Parties shall each deliver a report to the Administrative Agent on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) provide the Administrative Agent with a comparison of the actual results of the Loan Parties during the most recent Measurement Period against each line item in the most recent Approved Budget, which comparison shall be certified by the Chief Financial Officer of the Borrower as true, correct and complete. (ff) Material Agreements; Disposition of Collateral. The Loan Parties shall not take any action, including executing any term sheet, letter of intent or other document or agreement: (i) designed to shut down or consolidate any existing operations or dispose of any assets (including, without limitation, accounts receivable, equity interests, equipment or other personal or real property) of any Loan Parties; or (ii) designed to obligate the Borrower or any of the Loan Parties for payment of fees or commissions with respect to any financial, legal, collection, or third party services that may in any way impact the value of or realization from the Collateral (including, but not limited to, outstanding receivables), in each case without the express prior written consent of the Administrative Agent; provided, that the Administrative Agent shall endeavor to respond to any request related to the foregoing promptly upon the Loan Parties having provided to the Administrative Agent, the Administrative Agent's counsel and Berkeley Research Group, LLC (i) notices of such proposed action, (ii) all relevant documentation in respect thereof and (iii) the business rationale for the same. Without limiting the foregoing, the Loan Parties shall not (a) settle or sell the claims against payors in respect of the outstanding accounts receivable without the prior written consent of the Administrative Agent or (b) shut down or dispose of any operations of any Loan Party without obtaining the prior written consent of the Administrative Agent; provided, that the Administrative Agent shall endeavor to respond to any request related to the foregoing promptly upon the Loan Parties having provided to the Administrative Agent, the Administrative Agent's counsel and Berkeley Research Group, LLC (i) notices of such proposed action, (ii) all relevant documentation in respect thereof and (iii) the business rationale for the same. (gg) Retainers. The Loan Parties shall (i) not use any cash to pay retainers to professionals without the express prior written consent of the Administrative Agent, and (ii) shall on or before the Effective Date provide the Administrative Agent with a list of all retainers paid to professionals prior to the Effective Date, detailing (x) the party that received such retainer, (y) the date such retainer was paid and (z) the amount of such retainer. (hh) Transaction Covenants. The Loan Parties shall comply with the transaction covenants set forth in the Side Letter Agreement, dated as of the date hereof and executed by Parent and incorporated herein for all purposes (the “Side Letter Agreement”). (ii) Contingency Plans. Each of the Loan Parties agrees to reasonably confer with the Administrative Agent and its counsel to prepare for a possible consensual filing of the Loan Parties under the Bankruptcy Code of the United States with a view toward avoiding the disruption of the Loan Parties’ operations, minimizing costs and ensuring the orderly transition of the Loan Parties assets from any such proceedings. If the Loan Parties conclude that such a filing or filings are appropriate, the Loan Parties shall provide to Administrative Agent and its counsel at least ten (10) calendar days prior to the commencement by any Loan Party of a voluntary case under any Debtor Relief Laws or of the filing of one or more petitions seeking to take advantage of any Debtor Relief Laws (any such action, a “Bankruptcy Action”) (unless a shorter period of time is necessary due to exigent circumstances as determined in good faith by the Loan Parties) (i) written notice of the commencement by any Loan Party of a Bankruptcy Action and (ii) all proposed pleadings to be filed in the first days of any such Bankruptcy Action, including, as applicable, all material first-day pleadings, interim and final financing and cash collateral motions and orders, bid procedures and sale motions and orders, in each case in an effort to reach agreement on the form and substance of drafts thereof. The Loan Parties shall also reasonably SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 25 502196916 v6 1205867.00001

confer with the Administrative Agent and its counsel regarding a disclosure statement, plan of reorganization and other documentation expected to be filed in connection with any filings in connection with any Bankruptcy Action or otherwise under the Bankruptcy Code of the United States. (jj) Failure to Comply with the Second Forbearance Agreement Covenants. The failure by the Loan Parties to comply with any of the requirements set forth in Section 5 or set forth in the Side Letter Agreement shall constitute an Event of Default under Section 8.1(b) of the Credit Agreement and will result in the immediate termination of the Second Forbearance Period. 6. COSTS AND EXPENSES. The Loan Parties hereby reconfirm their obligations under the Loan Documents, including Section 10.4 of the Credit Agreement, to make payments and reimbursements in accordance with the terms thereof (including with respect to this Second Forbearance Agreement). 7. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the other Lenders to enter into this Second Forbearance Agreement, each Loan Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Forbearance Effective Date that, in each case: (a) the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the Forbearance Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects as of such earlier date); provided that no representation or warranty shall be rendered inaccurate as a result of the occurrence and continuation of the Specified Events of Default; (b) no Default or Event of Default exists and is continuing other than the Specified Events of Default or as otherwise subject to this Second Forbearance Agreement; (c) the execution, delivery and performance by such Loan Party of this Second Forbearance Agreement have been duly authorized by all necessary corporate and other organizational action and do not and will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person other than the authorizations, approvals, actions, notices and filings listed on Schedule 5.3 of the Disclosure Schedules, all of which have been duly obtained, taken, given or made and are in full force and effect on the Forbearance Effective Date; (d) no Loan Party has sold or received partial payment for the assignment or sale of any of its accounts receivable in connection with any arrangement involving any Loan Party or any non-Loan Party; (e) this Second Forbearance Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms; provided that the enforceability hereof is subject to general principles of equity, principles of good faith and fair dealing and to bankruptcy, insolvency and similar Laws affecting the enforcement of creditors’ rights generally; (f) this Second Forbearance Agreement was reviewed by each such Loan Party, who acknowledges and agrees that such Loan Party (i) understands fully the terms of this Second Forbearance Agreement and the consequences of the issuance hereof, (ii) has been afforded an opportunity to have this Second Forbearance Agreement reviewed by, and to discuss this Second Forbearance Agreement with, such SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 26 502196916 v6 1205867.00001

attorneys and other persons as such Loan Party may wish, and (iii) has entered into this Second Forbearance Agreement of its own free will and accord and without threat or duress; (g) this Second Forbearance Agreement and all information furnished to the Administrative Agent and the Lenders are made and furnished in good faith, for value and valuable consideration and this Second Forbearance Agreement has not been made or induced by any fraud, duress or undue influence exercised by the Administrative Agent, any Lender, or any other person. 8. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Credit Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Second Forbearance Agreement. (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Second Forbearance Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Second Forbearance Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Without limiting the generality of the foregoing, the Collateral Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as modified by this Second Forbearance Agreement. 9. GOVERNING LAW; JURISDICTION. (a) THIS SECOND FORBEARANCE AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECOND FORBEARANCE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE LC ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SECOND FORBEARANCE AGREEMENT, THE FIRST FORBEARANCE AGREEMENT, THE FIRST LIMITED WAIVER, THE SECOND LIMITED WAIVER, THE THIRD LIMITED WAIVER, THE FOURTH LIMITED WAIVER OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 27 502196916 v6 1205867.00001

COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECOND FORBEARANCE AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LC ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECOND FORBEARANCE AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. 10. COUNTERPARTS. This Second Forbearance Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Second Forbearance Agreement shall be effective as delivery of an original executed counterpart of this Second Forbearance Agreement. 11. RELEASE. Each of the Parent, Holdings, the Borrower and each other Loan Party, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this Second Forbearance Agreement or in the future against the Administrative Agent, the Swingline Lender, the LC Issuing Bank, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, attorney’s consultants (including, without limitation, Berkeley Research Group, LLC), and each of their respective successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) this Second Forbearance Agreement, the First Limited Waiver, the Second Limited Waiver, the Third Limited Waiver, the Fourth Limited Waiver, the other Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any of the Obligations, or (c) any matter related to the foregoing; provided that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to any Releasee with respect to a Claim to the extent that such Claim is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee. 12. ACKNOWLEDGMENTS; RESERVATION OF RIGHTS. (a) The Loan Parties hereby acknowledge and agree that the Specified Defaults constitute Events of Default under the Credit Agreement and, in the absence of the agreement to forbear set forth in Section 2 of this Second Forbearance Agreement, permits the Administrative Agent and the Lenders to, among other things, take any enforcement action or otherwise exercise any or all rights and remedies provided for under the Loan Documents or applicable law including, without limitation, those described in this Section 12. (b) The Loan Parties hereby acknowledge and agree that each of the Administrative Agent and the Lenders expressly reserves all of its rights, powers, privileges and remedies under the Credit SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 28 502196916 v6 1205867.00001

Agreement, other Loan Documents and/or applicable law, including, without limitation, its right at any time from and after termination or expiration of the Second Forbearance Period, (i) to determine not to make further Loans or issue Letters of Credit under the Credit Agreement as a result of the Specified Defaults and/or to terminate their Commitments to make Loans and issue Letters of Credit, (ii) to accelerate the Obligations, (iii) to charge the default rate of interest in respect of the Obligations (as of any date from and after the date on which the Specified Defaults first occurred) and to enforce the prohibition against incurring, continuing or converting any Loan as or into a Eurodollar Rate Loan, (iv) to commence any legal or other action to collect any or all of the Obligations from any or all of the Loan Parties, and any other person liable therefor and/or any collateral, (v) to foreclose or otherwise realize on any or all of the collateral and/or as appropriate, set-off or apply to the payment of any or all of the Obligations, any or all of the collateral, (vi) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, other Loan Documents or applicable law, and (vii) to reject any forbearance, financial restructuring or other proposal made by or on behalf of Borrower, any other Loan Party or any creditor or equity holder. Each of the Administrative Agent and the Lenders may exercise their respective rights, powers, privileges and remedies, including those set forth in (i) through (vii) above at any time after the termination or expiration of the Second Forbearance Period in its sole and absolute discretion without further notice. No oral representations or course of dealing on the part of the Administrative Agent, any Lender or any of its officers, employees or agents, and no failure or delay by the Administrative Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. (c) The Loan Parties, the Administrative Agent and the Lenders party hereto hereby acknowledge and agree that to date, the Administrative Agent and the Lenders have not elected to exercise any such rights and remedies available to them. 13. FINAL AGREEMENT. THIS SECOND FORBEARANCE AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS SECOND FORBEARANCE AGREEMENT IS EXECUTED. NEITHER THIS SECOND FORBEARANCE AGREEMENT NOR THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. 14. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECOND FORBEARANCE AGREEMENT, THE FIRST LIMITED WAIVER, THE SECOND LIMITED WAIVER, THE THIRD LIMITED WAIVER, THE FOURTH LIMITED WAIVER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF. 15. WAIVER; MODIFICATION. NO PROVISION OF THIS SECOND FORBEARANCE AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT. NO DELAY ON THE SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 29 502196916 v6 1205867.00001

PART OF THE ADMINISTRATIVE AGENT OF THE LENDERS IN EXERCISING ANY RIGHT, POWER OR PRIVILEGE HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY WAIVER OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER OPERATE AS A WAIVER OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF, OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER. ALL RIGHTS AND REMEDIES HEREIN PROVIDED ARE CUMULATIVE AND ARE NOT EXCLUSIVE OF ANY RIGHTS OR REMEDIES, WHICH THE PARTIES HERETO MAY OTHERWISE HAVE AT LAW OR IN EQUITY. 16. TIME OF ESSENCE. The parties to this Second Forbearance Agreement have agreed specifically with regard to the times for performance set forth in this Second Forbearance Agreement. Further, the parties to this Second Forbearance Agreement acknowledge that the agreements with regard to the times for performance are material to this Second Forbearance Agreement. Therefore, the parties agree and acknowledge that time is of the essence to this Second Forbearance Agreement 17. SURVIVAL. All representations, warranties, covenants and agreements of the parties made in this Second Forbearance Agreement shall survive the execution and delivery hereof, until such time as all of the obligations of the parties hereto shall have lapsed in accordance with their respective terms or shall have been discharged in full. 18. NO COMMITMENT. Loan Parties agree that the Administrative Agent and the Lenders have not made any commitment or other agreement regarding the Credit Agreement, or the Loan Documents, except as expressly set forth in this Second Forbearance Agreement, including any agreement to waive the Specified Events of Default at the stated term of the Second Forbearance Period. Loan Parties warrant and represent that Loan Parties have not, and will not, rely on any commitment, further agreement to forbear or other agreement on the part of the Administrative Agent or the Lenders unless such commitment or agreement is in writing and signed by the Administrative Agent and the Lenders. 19. HEADINGS. The headings of the sections and subsections of this Second Forbearance Agreement are inserted for convenience only and do not constitute a part of this Second Forbearance Agreement. 20. SUCCESSORS AND ASSIGNS. This Second Forbearance Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. 21. SEVERABILITY. Any provision of this Second Forbearance Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Forbearance Agreement, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. [signature pages follow] SECOND LIMITED CONDITIONAL FORBEARANCE AGREEMENT --Page 30 502196916 v6 1205867.00001

AS By: Name: ol- a Title: ls [SIGNATURE PAGE TO SECOND LIMITED CONDITIONAL F'ORBEARANCE AGREEMENTI

<u>SCHEDULE 1</u>

CORE ASSETS

1. Plano Surgical Hospital (Hospital)
2. First Street / Bellaire Surgical Hospital (Hospital)
3. First Street Surgical Center (ASC)
4. Elite Hospital Management (Hospital)
5. Elite Center for Minimally Invasive Surgery (ASC)
6. Houston Metro Orthopedic & Spine Surgery-Elite (ASC)
7. Elite Sinus Spine & Ortho (ASC)
8. Kirby Surgical Center (Hospital)
9. Uptown Surgery Center (ASC)
10. Piney Point Women's Center (ASC)
11. P5 Performance (Clinic)
12. IOM / Peak Neuromonitoring (Ancillary Services)
13. Anesthesia (Ancillary Services)
14. First Assist (Ancillary Services)
15. Scottsdale Liberty Hospital (Hospital)

502196916 v6 1205867.00001

EXHIBIT A SPECIFIED INDEBTEDNESS 1) Convertible Promissory Note, dated March 8, 2017, executed by Nobilis Vascular Texas, LLC and made payable to Carlos R. Hamilton III, M.D. 2) Convertible Promissory Note, dated November 15, 2017, executed by Northstar Healthcare Surgery Center – Houston, LLC and made payable to Elite Ambulatory Surgery Centers, LLC. 502196916 v6 1205867.00001

EXHIBIT B INTERCOMPANY PROMISSORY NOTES1 1) Intercompany Promissory Note, effective December 1, 2017, executed by Elite Sinus Spine and Ortho, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 2) Intercompany Promissory Note, effective December 1, 2017, executed by Elite Hospital Management, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 3) Intercompany Promissory Note, effective December 1, 2017, executed by $500,000.00 of Elite Center for Minimally Invasive Surgery, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 4) Intercompany Promissory Note, effective December 1, 2017, executed by Houston Metro Ortho and Spine Surgery Center, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 1 The Loan Parties represent and warrant that no amounts are currently outstanding under any of the listed Intercompany Promissory Notes. 502196916 v6 1205867.00001

EXHIBIT C LIEN FILING UCC Filing against Perimeter Road Surgical Hospital, LLC, as Debtor, in favor of Cardinal Health, as Secured Party, filed on 2/10/16 with the Arizona Secretary of State (Filing # 2016- 0006161). 502196916 v6 1205867.00001

EXHIBIT D LITIGATION MATTERS 1) Houston Metro Ortho and Spine Surgery Center LLC v. Richard Francis, M.D., Juansrich Ltd., and Juansrich Management, LLC, Cause No. 2015-24460, District Court of Harris County (215th Judicial District Court) 2) Leo Van ‘T Hoofd, Individually and On Behalf of All Others Similarly Situated v. Nobilis Health Corp., Harry Fleming, David Young, and Kenneth J. Klein, United States District Court, Southern District of Texas, Houston Division. 502196916 v6 1205867.00001